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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 28, 1998



                            FEDERAL TRUST CORPORATION
                                [GRAPHIC OMITTED]

             (Exact name of registrant as specified in its charter)



                                [GRAPHIC OMITTED]

           Florida                     33-27139                 59-2935028
----------------------------     ----------------------      ----------------
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
      of incorporation)                                     Identification No.)




                               1211 Orange Avenue
              -----------------------------------------------------
                           Winter Park, Florida 32789
                    (Address of principal executive offices)
                  Registrant's telephone number: (407) 645-1201




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Item 5.  OTHER EVENTS

On April 28, 1998, the Company announced its results of operations for the first quarter as follows:

Contacts:     James V. Suskiewich, President and CEO (407) 645-1201

              Aubrey H. Wright, SVP and CFO (407) 645-1201

For Immediate Release: April 28, 1998

            FEDERAL TRUST CORPORATION ANNOUNCES FIRST QUARTER RESULTS

(Winter Park, FL) Federal Trust Corporation ("Company"), the holding company of Federal Trust Bank ("Bank"), reported earnings for the quarter ended March 31, 1998 of $91,563 or $.02 per share, based on 2,256,505 average shares outstanding, down from $100,889 or $.04 per share, based on 4,941,547 average shares outstanding, from a year ago.

The Company's assets grew from $142,583,532 at December 31, 1997 to $147,815,327 at March 31, 1998, an increase of $5,231,795, with the majority of the growth occurring in the last half of March.

On March 18, 1998 the Company received notice from the Office of Thrift Supervision ("OTS"), its primary regulator, that on March 13, 1998 the Bank had been released from the growth restriction it had been placed under in 1994 by the OTS. Management of the Company anticipates that the Bank will grow at a prudent rate through the remainder of 1998 and is currently evaluating potential branch sites for the Bank's expansion. At March 31, 1998, the Company had 4,941,547 shares of common stock outstanding.

The Company is a unitary savings and loan holding company based in Winter Park, Florida. The Company's common stock is currently traded on the Over the Counter Bulletin Board under the symbol "FDTR". At March 31, 1998, the Company had consolidated assets of $147,815,327 (unaudited) and stockholders' equity of $12,690,741 (unaudited).

FEDERAL TRUST CORPORATION
(Registrant)


By:   /s/ Aubrey H. Wright, Jr.
      -------------------------
          Aubrey H. Wright, Jr.
          Chief Financial Officer and duly authorized
          Officer of the Registrant